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                                                                     EXHIBIT 5.1

                               April  5, 2000


Applied Materials, Inc.
3050 Bowers Avenue
Santa Clara, California 95054

          Re: Registration Statement on Form S-8/Etec Systems, Inc. 1990 Employee Stock Option Plan, 1990 Executive Stock Plan, 1991 Ateq Stock Option Plan, 1994 Employee Stock Option Plan, 1995 Directors' Stock Option Plan and 1995 Omnibus Incentive Plan

Ladies and Gentlemen:

          At your request, we are rendering this opinion in connection with the proposed issuance of an aggregate of 3,435,659 shares of common stock (the "Common Stock") of Applied Materials, Inc., a Delaware corporation (the "Company") and related options under the Etec Systems, Inc. 1990 Employee Stock Option Plan, 1990 Executive Stock Plan, 1991 Ateq Stock Option Plan, 1994 Employee Stock Option Plan, 1995 Directors' Stock Option Plan and 1995 Omnibus Incentive Plan (collectively, the "Plans").

          We have examined instruments, documents, and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

          Based on such examination, we are of the opinion that the 3,435,659 shares of Common Stock to be issued by the Company pursuant to the Plans are validly authorized shares of Common Stock and, when issued in accordance with the provisions of the Plans, will be legally issued, fully paid and nonassessable.

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          We hereby consent to the filing of this opinion as an exhibit to this
Registration Statement on Form S-8 and to the use of our name wherever it appears in said Registration Statement. In giving such consent, we do not consider that we are "experts" within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                                        Very truly yours,

                                        /s/ Wilson Sonsini Goodrich & Rosati

                                        WILSON SONSINI GOODRICH & ROSATI, PC

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